UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2019

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Units B & C, 9/F, Block D Fuhua Tower 8 Chaoyangmen North Street Dongcheng District,

Beijing 100027 Peoples' Republic of China

(address of principal executive offices) (zip code)

Tel: +86 (010) 5332 0602

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 25, 2019, the Chief Executive Officer of Moxian, Inc. (the “Registrant”), Mr. Hao Qingfum appointed Chen Zhongwen as the Vice-President – Corporate Affairs of the Registrant.

Mr. Chen will be responsible for all the corporate communications of the Registrant, including those relating to public and investor relations. He will also be involved in specific tasks that the Registrant may assign from time to time, such as seeking and identifying suitable corporate partners, restructuring exercises and developing outreach to business communities.

Mr. Chen, 43, is a partner at DeYou Investment Management, a boutique firm specializing in providing investment banking services and advice to Chinese enterprises. He assisted China Mobile Games and Entertainment Group (NASDAQ: CMGE) in its Nasdaq listing. He was also previously an Executive Director of Enjoy Media Holdings Limited (OYC:EJYM), a media advertising group headquartered in Guangzhou before its sale to the Hong Kong-based Wing On Travel Group (SEHK:1189). Mr. Chen also served as the Business Development Director for Pacific Outsourcing Services (“VAS”) and PacificNet, Inc (NASDAQ: PACT) in earlier years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: March 25, 2019	By:	/s/ Hao Qing Hu
		Name:	Hao Qing Hu
		Title:	Chief Executive Officer